EXHIBIT 11


COMPUTATION OF EARNINGS PER SHARE FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997:
(In thousands, except per share amounts)

                                                              QUARTER ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                                  1998             1997             1998       1997
                                                                  ----             ----             ----       ----
Net income*
                                                                $ 4,316          $ 3,445           $11,436   $ 8,489

Earnings per common share:
     Basic                                                      $   .34          $   .28           $   .90   $   .69
     Diluted                                                    $   .32          $   .26           $   .85   $   .65

Shares outstanding (average):
     Common shares                                               13,825           13,341            13,718    13,264
     Treasury shares                                             (1,116)            (948)           (1,039)     (878)
                                                                -------          -------           -------   -------
Common shares  basic (average)                                   12,709           12,393            12,679    12,386
Options:  common equivalents                                        627              739               681       710

Warrants: common equivalents                                         18               --                18        --
                                                                -------          -------           -------   -------
Common shares  diluted (average)                                 13,354           13,132            13,378    13,096
                                                                =======          =======           =======   =======

*Note: The Company did not have any outstanding preferred stock for the periods ending September 30, 1997 through 1998.